Exhibit 1.01

Sanmina Corporation Conflict Minerals Report
For The Year Ended December 31, 2024

I.    Company Background

Sanmina Corporation (“Sanmina”, the “Company”, “we”, “us”, or “our”) is a leading global provider of integrated manufacturing solutions, components, products and repair, logistics and after-market services. We provide these comprehensive offerings primarily to original equipment manufacturers, or OEMs, in the following industries: industrial, medical, defense and aerospace, automotive, communications networks and cloud solutions.

II.    Performance of Due Diligence on the Source and Chain of Custody of Conflict Minerals

We believe that substantially all of the electronic and electro-mechanical products we manufactured for our customers during 2024 include components that contain Conflict Minerals1 necessary to the functionality of such products. As a result and as required by Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”), we surveyed and performed a reasonable country of origin inquiry (“RCOI”) on the subset of our supplier group that we determined provided components containing Conflict Minerals. The purpose of the RCOI was to determine whether or not the source of such Conflict Minerals was one of the Covered Countries2 or whether such Conflict Minerals came from recycled or scrap sources.

Based upon our RCOI, we know or have reason to believe that some components used in many, if not most, of our customers’ products manufactured during 2024 contained Conflict Minerals originating from the Covered Countries and further that such Conflict Minerals were not sourced solely from recycled or scrap sources. As a result and as also required by the Rule, we undertook further due diligence on the smelter group identified to us by our suppliers as providing the Conflict Minerals contained in the components sourced from such suppliers and specified by our customers or us and that originated in the Covered Countries. The purpose of this further due diligence was to attempt to ascertain whether our indirect sourcing of Conflict Minerals benefitted armed groups in the Covered Countries. We performed this due diligence in conformity with the Organization for Economic Cooperation and Development Due Diligence Guidelines for Responsible Supply Chains of Minerals from Conflict Affected and High Risk Areas (the “OECD Guidance”) and related supplements.

III.    Design of Due Diligence Process and Alignment to the OECD Guidance

A.    We have established Strong Internal Company Management Systems

•    A Conflict Minerals working group led by our global supply chain organization has established and implemented our Conflict Minerals Policy and reports on its activities to Company senior management and the Audit Committee of our Board of Directors annually and as requested by management.

•    We use the latest available version of the Conflict Minerals Reporting Template (the “Template”)3 developed by the Responsible Business Alliance (the “RBA”) to collect Conflict Minerals information from our suppliers.
1 Conflict Minerals are defined as tin, tantalum, tungsten and gold.

2 Under the Rule, the Covered Countries are defined as the following countries: Angola, Burundi, Central African Republic, the Republic of the Congo, Rwanda, South Sudan, Tanzania, Uganda and Zambia.

3 The Template was developed to facilitate disclosure and communication of information regarding smelters that provide material to a company’s supply chain. For its due diligence efforts for the 2024 reporting period, the Company used version 6.31 of the Template.

•    We include in our supplier requirements documents and contracts provisions requiring suppliers to recognize our policy and to participate in our RCOI and due diligence activities.

•    We maintain records of our RCOI and due diligence activities consistent with our record retention policy.

•    We provide a grievance reporting system that allows employees to report concerns about violations of law or Company policy, including those relating to the Company’s Conflict Minerals Policy.

B.    We have implemented procedures to identify and assess risks in our supply chain

•    We employ procedures to identify suppliers that may potentially supply components containing Conflict Minerals.

•    We ask these suppliers (other than those from whom we source only de minimus amounts of components) to report their Conflict Minerals sourcing activities using the Template in an attempt to identify the smelters and refiners involved and the country of origin of such Conflict Minerals.

•    We follow up with suppliers, repeatedly if necessary, that do not respond to us by our deadlines.

•    We check the smelters and refiners identified by our suppliers against the Conformant Smelters and Refiners List (the “Conformant Smelters List”)4 maintained by the Responsible Minerals Initiative ("RMI"). We also check such smelters and refiners against applicable sanctions and denied parties lists maintained by government entities or agencies.

•    We document country of origin information using multiple third party sources, including the Conformant Smelters List.

C.    We have designed and implemented a process to respond to such risks as they are identified

•    We contact suppliers and distributors from which we obtain components directly to obtain additional information regarding smelters or refiners that may pose a higher risk of supplying Conflict Minerals that directly or indirectly benefit armed conflict in the Covered Countries.

•    We work to improve our suppliers’ understanding of the Rule and to improve their response rate to our queries and the quality of their responses, primarily through enhancing our supplier requirements documents and through follow-up conversations during our due diligence process.

•    We compare the list of smelters provided to us by our suppliers to those requiring outreach per the RMI s and requested, through the suppliers that identified them and also through direct correspondence to such smelters, that they participate in the Responsible Minerals Assurance Process established by the RMI or other internationally recognized responsible sourcing programs.

•    We bring to the attention of our customers or suppliers, as applicable, the discovery of any information that would lead us to reasonably conclude that the sourcing of components or materials for our engagement with them benefits armed groups in the Covered Countries or could involve smelters that are identified in applicable sanctions and denied parties lists and request that any such smelters be removed from the supply chain. We also provide customers details on suppliers reporting any smelters of concern to our customers upon their request.

•    If the CMRT returned to us by a supplier that we select includes the name of a smelter that (1) is not participating in the Responsible Minerals Assurance Process or similar program and (2) has been flagged by the RMI or other reliable source as high risk, we will engage with such supplier and request that it take appropriate actions, or replace such supplier with one that does not use such smelter.
4 The Conformant Smelters List is generally understood to contain the names of smelters from which procurement of Conflict Minerals does not benefit armed groups in the Covered Countries. However, we can give no assurance that the sourcing of Conflict Minerals from these smelters actually does not benefit armed groups in the Covered Countries.

•    Our Conflict Minerals working group reports the results of our due diligence efforts to Company management and the Audit Committee of our Board of Directors on at least an annual basis.

D.    We support industry organizations carrying out third party audits of smelters and refiners’ facilities and processes

•    We are a member of the RBA, which develops and implements audit procedures for refiners and smelters.

E.    We report on our due diligence measures

•    We publicly disclose our Responsible Minerals Sourcing Policy on our corporate web site at http://www.sanmina.com/social- responsibility/ethics-governance/conflict-minerals-policy/.

•    We publicly report on our due diligence efforts on an annual basis through this Conflict Minerals Report available at http://www.sanmina.com/social-responsibility/ethics-governance/conflict-mineral-reports/.

IV.    Description of Due Diligence Measures performed for the 2024 Reporting Year

A.    During 2024, we conducted a survey of all suppliers within scope providing components that may include Conflict Minerals using the Template through an independent supply chain consultant. A total of 933 suppliers were identified as in-scope for Conflict Minerals due diligence purposes and were contacted as part of our RCOI process. The response rate among these suppliers was approximately 70%, covering approximately 91% of total spend with such suppliers.

B.    With the assistance of our independent supply chain consultant, we followed up with suppliers that failed to return a completed Template or that provided incomplete or inconsistent responses.

C.    We confirmed whether the smelters identified by our suppliers through the Template were included on the Conformant Smelter List.

D.    We evaluated further information provided to us by our independent supply chain consultant about the smelters identified to us through our due diligence process and conducted additional due diligence to confirm whether any of such smelters identified were included in applicable sanctions and denied parties lists.

E.    For smelters not included on the Conformant Smelters List, we requested, both directly and through the suppliers that identified them, that they participate in the Responsible Minerals Assurance Process.

V.    Additional Information

A.    Facilities Used to Process Necessary Conflict Minerals

Below is a list of smelters reported to us by our suppliers on Templates we collected for the 2024 reporting period. Since virtually all suppliers completed the Templates on the basis of all of their sales and not just sales to Sanmina, not all of these smelters listed may have processed the Conflict Minerals actually contained in components included in our products during 2024.

Metal	Smelter or Refiner Facility Name
Gold	8853 S.p.A.
Gold	ABC Refinery Pty Ltd.
Gold	Abington Reldan Metals, LLC
Gold	Advanced Chemical Company
Gold	African Gold Refinery*
Gold	Agosi AG
Gold	Aida Chemical Industries Co., Ltd.
Gold	Al Etihad Gold Refinery DMCC
Gold	Albino Mountinho Lda.
Gold	Alexy Metals
Gold	Almalyk Mining and Metallurgical Complex (AMMC)
Gold	AngloGold Ashanti Corrego do Sitio Mineracao
Gold	Argor-Heraeus S.A.
Gold	Asahi Pretec Corp.
Gold	Asahi Refining Canada Ltd.
Gold	Asahi Refining USA Inc.
Gold	Asaka Riken Co., Ltd.

Metal	Smelter or Refiner Facility Name
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.
Gold	Attero Recycling Pvt Ltd
Gold	AU Traders and Refiners
Gold	Augmont Enterprises Private Limited
Gold	Aurubis AG
Gold	Bangalore Refinery
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)
Gold	Boliden AB
Gold	C. Hafner GmbH + Co. KG
Gold	Caridad
Gold	CCR Refinery - Glencore Canada Corporation
Gold	Cendres + Metaux S.A.
Gold	CGR Metalloys Pvt Ltd.
Gold	Chimet S.p.A.
Gold	Chugai Mining
Gold	Coimpa Industrial LTDA
Gold	Daye Non-Ferrous Metals Mining Ltd.
Gold	Degussa Sonne / Mond Goldhandel GmbH
Gold	Dijllah Gold Refinery FZC
Gold	Dongwu Gold Group
Gold	Dowa
Gold	DSC (Do Sung Corporation)
Gold	Eco-System Recycling Co., Ltd. East Plant
Gold	Eco-System Recycling Co., Ltd. North Plant
Gold	Eco-System Recycling Co., Ltd. West Plant
Gold	Elite Industech Co., Ltd.
Gold	Emerald Jewel Industry India Limited (Unit 1)
Gold	Emerald Jewel Industry India Limited (Unit 2)
Gold	Emerald Jewel Industry India Limited (Unit 3)
Gold	Emerald Jewel Industry India Limited (Unit 4)
Gold	Emirates Gold DMCC
Gold	Fidelity Printers and Refiners Ltd.
Gold	Fujairah Gold FZC
Gold	GG Refinery Ltd.
Gold	GGC Gujrat Gold Centre Pvt. Ltd.
Gold	Gold by Gold Colombia
Gold	Gold Coast Refinery
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.*
Gold	Great Wall Precious Metals Co., Ltd. of CBPM
Gold	Guangdong Jinding Gold Limited
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.
Gold	Heimerle + Meule GmbH
Gold	Heraeus Germany GmbH Co. KG
Gold	Heraeus Metals Hong Kong Ltd.
Gold	Hunan Chenzhou Mining Co., Ltd.
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.
Gold	HwaSeong CJ CO., LTD.
Gold	Impala Platinum - Platinum Metals Refinery (PMR)

Metal	Smelter or Refiner Facility Name
Gold	Impala Refineries – Base Metals Refinery (BMR)
Gold	Impala Rustenburg
Gold	Industrial Refining Company
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.
Gold	International Precious Metal Refiners
Gold	Ishifuku Metal Industry Co., Ltd.
Gold	Istanbul Gold Refinery
Gold	Italpreziosi
Gold	JALAN & Company
Gold	Japan Mint
Gold	Jiangxi Copper Co., Ltd.
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant
Gold	JSC Novosibirsk Refinery
Gold	JSC Uralelectromed*
Gold	JX Nippon Mining & Metals Co., Ltd.
Gold	K.A. Rasmussen
Gold	Kaloti Precious Metals
Gold	Kazakhmys Smelting LLC
Gold	Kazzinc
Gold	Kennecott Utah Copper LLC
Gold	KGHM Polska Miedz Spolka Akcyjna
Gold	Kojima Chemicals Co., Ltd.
Gold	Korea Zinc Co., Ltd.
Gold	Kundan Care Products Ltd.
Gold	Kyrgyzaltyn JSC
Gold	Kyshtym Copper-Electrolytic Plant ZAO
Gold	L'azurde Company For Jewelry
Gold	Lingbao Gold Co., Ltd.
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.
Gold	L'Orfebre S.A.
Gold	LS MnM Inc.
Gold	LT Metal Ltd.
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.
Gold	Marsam Metals
Gold	Materion
Gold	Matsuda Sangyo Co., Ltd.
Gold	MD Overseas
Gold	Metal Concentrators SA (Pty) Ltd.
Gold	Metallix Refining Inc.
Gold	Metalor Technologies (Hong Kong) Ltd.
Gold	Metalor Technologies (Singapore) Pte., Ltd.
Gold	Metalor Technologies (Suzhou) Ltd.
Gold	Metalor Technologies S.A.
Gold	Metalor USA Refining Corporation
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.
Gold	Mitsubishi Materials Corporation
Gold	Mitsui Mining and Smelting Co., Ltd.
Gold	MMTC-PAMP India Pvt., Ltd.
Gold	Modeltech Sdn Bhd

Metal	Smelter or Refiner Facility Name
Gold	Morris and Watson
Gold	Moscow Special Alloys Processing Plant
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.
Gold	Navoi Mining and Metallurgical Combinat
Gold	NH Recytech Company
Gold	Nihon Material Co., Ltd.
Gold	NOBLE METAL SERVICES
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH
Gold	Ohura Precious Metal Industry Co., Ltd.
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)
Gold	PAMP S.A.
Gold	Pease & Curren
Gold	Penglai Penggang Gold Industry Co., Ltd.
Gold	Planta Recuperadora de Metales SpA
Gold	Prioksky Plant of Non-Ferrous Metals
Gold	PT Aneka Tambang (Persero) Tbk
Gold	PX Precinox S.A.
Gold	QG Refining, LLC
Gold	Rand Refinery (Pty) Ltd.
Gold	Refinery of Seemine Gold Co., Ltd.
Gold	REMONDIS PMR B.V.
Gold	Royal Canadian Mint
Gold	SAAMP
Gold	Sabin Metal Corp.
Gold	Safimet S.p.A
Gold	SAFINA A.S.
Gold	Sai Refinery
Gold	Sam Precious Metals
Gold	Samduck Precious Metals
Gold	Samwon Metals Corp.
Gold	SEMPSA Joyeria Plateria S.A.
Gold	Shandong Gold Smelting Co., Ltd.
Gold	Shandong Humon Smelting Co., Ltd.
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.
Gold	Shenzhen CuiLu Gold Co., Ltd.
Gold	SHENZHEN JINJUNWEI RESOURCE COMPREHENSIVE DEVELOPMENT CO., LTD.
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.
Gold	Shirpur Gold Refinery Ltd.
Gold	Sichuan Tianze Precious Metals Co., Ltd.
Gold	Singway Technology Co., Ltd.
Gold	KP Sanghvi International Airport
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals
Gold	Solar Applied Materials Technology Corp.
Gold	Sovereign Metals
Gold	State Research Institute Center for Physical Sciences and Technology
Gold	Sudan Gold Refinery
Gold	Sumitomo Metal Mining Co., Ltd.
Gold	SungEel HiMetal Co., Ltd.

Metal	Smelter or Refiner Facility Name
Gold	Super Dragon Technology Co., Ltd.
Gold	T.C.A S.p.A
Gold	Tanaka Kikinzoku Kogyo K.K.
Gold	Tokuriki Honten Co., Ltd.
Gold	Tongling Nonferrous Metals Group Co., Ltd.
Gold	TOO Tau-Ken-Altyn
Gold	Torecom
Gold	Umicore Precious Metals Thailand
Gold	Umicore S.A. Business Unit Precious Metals Refining
Gold	United Precious Metal Refining, Inc.
Gold	Valcambi S.A.
Gold	WEEEREFINING
Gold	Western Australian Mint (T/a The Perth Mint)
Gold	WIELAND Edelmetalle GmbH
Gold	Yamakin Co., Ltd.
Gold	Yokohama Metal Co., Ltd.
Gold	Yunnan Copper Industry Co., Ltd.
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation
Tantalum	5D Production OU
Tantalum	AMG Brasil
Tantalum	Avon Specialty Metals Ltd.
Tantalum	Baoji Towin Rare Metals Co., Ltd.
Tantalum	Changsha South Tantalum Niobium Co., Ltd.
Tantalum	CMT Rare Metal Advanced Materials (Hunan) Co., Ltd.
Tantalum	D Block Metals, LLC
Tantalum	F&X Electro-Materials Ltd.
Tantalum	FIR Metals & Resource Ltd.
Tantalum	Global Advanced Metals Aizu
Tantalum	Global Advanced Metals Boyertown
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.
Tantalum	H.C. Starck Ltd.
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.
Tantalum	Jiangxi Tuohong New Raw Material
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.
Tantalum	Jiujiang Tanbre Co., Ltd.
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.
Tantalum	KEMET de Mexico
Tantalum	Materion Newton Inc.
Tantalum	Metallurgical Products India Pvt., Ltd.
Tantalum	Mineracao Taboca S.A.
Tantalum	Mitsui Mining and Smelting Co., Ltd.
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.
Tantalum	NPM Silmet AS
Tantalum	PowerX Ltd.
Tantalum	QuantumClean
Tantalum	Resind Industria e Comercio Ltda.
Tantalum	RFH Recycling Metals Co., Ltd.
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.

Metal	Smelter or Refiner Facility Name
Tantalum	QSIL Metals Hermsdorf GmbH
Tantalum	Plansee SE Reutte
Tantalum	Exotech Inc.
Tantalum	Jiangxi Sanshi Nonferrous Metals Co., Ltd
Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.
Tantalum	ULVAC Inc.
Tantalum	Solikamsk Magnesium Works OAO
Tantalum	Taki Chemical Co., Ltd.
Tantalum	TANIOBIS Co., Ltd.
Tantalum	TANIOBIS GmbH
Tantalum	TANIOBIS Smelting GmbH & Co. KG
Tantalum	Telex Metals
Tantalum	Ulba Metallurgical Plant JSC
Tantalum	V&D New Materials (Jiangsu) Co., Ltd.
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED
Tantalum	XIMEI RESOURCES(GUIZHOU) TECHNOLOGY CO., LTD.
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.
Tin	Alpha
Tin	An Vinh Joint Stock Mineral Processing Company
Tin	Aurubis Beerse
Tin	Aurubis Berango
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.
Tin	China Tin Group Co., Ltd.
Tin	CRM Synergies
Tin	CV Ayi Jaya
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.
Tin	Dowa
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company
Tin	EM Vinto
Tin	Estanho de Rondonia S.A.
Tin	Fabrica Auricchio Industria e Comercio Ltda.
Tin	Feinhutte Halsbrucke GmbH
Tin	Fenix Metals
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.
Tin	Gejiu Kai Meng Industry and Trade LLC
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.
Tin	Global Advanced Metals Greenbushes Pty Ltd.
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.
Tin	HuiChang Hill Tin Industry Co., Ltd.
Tin	Jiangxi New Nanshan Technology Ltd.
Tin	Longnan Chuangyue Environmental Protection Technology Development Co., Ltd
Tin	Luna Smelter, Ltd.
Tin	Ma'anshan Weitai Tin Co., Ltd.
Tin	Magnu's Minerais Metais e Ligas Ltda.
Tin	Malaysia Smelting Corporation (MSC)
Tin	Malaysia Smelting Corporation Berhad (Port Klang)

Metal	Smelter or Refiner Facility Name
Tin	Melt Metais e Ligas S.A.
Tin	Metallic Resources, Inc.
Tin	Mineracao Taboca S.A.
Tin	Mining Minerals Resources SARL
Tin	Minsur
Tin	Mitsubishi Materials Corporation
Tin	Modeltech Sdn Bhd
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company
Tin	Novosibirsk Tin Combine
Tin	O.M. Manufacturing (Thailand) Co., Ltd.
Tin	O.M. Manufacturing Philippines, Inc.
Tin	Operaciones Metalurgicas S.A.
Tin	Pongpipat Company Limited
Tin	Precious Minerals and Smelting Limited
Tin	PT ATD Makmur Mandiri Jaya
Tin	PT Bangka Prima Tin
Tin	PT Cipta Persada Mulia
Tin	PT Masbro Alam Stania
Tin	PT Mitra Stania Prima
Tin	PT Premium Tin Indonesia
Tin	PT Prima Timah Utama
Tin	PT Putera Sarana Shakti (PT PSS)
Tin	PT Rajehan Ariq
Tin	PT Timah Tbk Kundur
Tin	PT Timah Tbk Mentok
Tin	Resind Industria e Comercio Ltda.
Tin	Rian Resources SDN. BHD.
Tin	RIKAYAA GREENTECH PRIVATE LIMITED
Tin	Rui Da Hung
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda
Tin	PT Mitra Sukses Globalindo
Tin	Soft Metais Ltda.
Tin	Jean Goldschmidt International (JGI Hydrometal)
Tin	Jiujiang Janny New Material Co., Ltd.
Tin	Super Ligas
Tin	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.
Tin	Thaisarco
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.
Tin	Tin Technology & Refining
Tin	TRATHO Metal Quimica
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company
Tin	VQB Mineral and Trading Group JSC
Tin	White Solder Metalurgia e Mineracao Ltda.
Tin	Woodcross Smelting Company Limited
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.
Tungsten	A.L.M.T. Corp.
Tungsten	ACL Metais Eireli
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.

Metal	Smelter or Refiner Facility Name
Tungsten	Artek LLC
Tungsten	Asia Tungsten Products Vietnam Ltd.
Tungsten	Avon Specialty Metals Ltd.
Tungsten	China Molybdenum Tungsten Co., Ltd.
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.
Tungsten	Cronimet Brasil Ltda
Tungsten	DONGKUK INDUSTRIES CO., LTD.
Tungsten	Fujian Xinlu Tungsten Co., Ltd.
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.
Tungsten	Ganzhou Sunny Non-Ferrous Metals Co., Ltd.
Tungsten	Global Tungsten & Powders LLC
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.
Tungsten	H.C. Starck Tungsten GmbH
Tungsten	HANNAE FOR T Co., Ltd.
Tungsten	Hubei Green Tungsten Co., Ltd.
Tungsten	Hunan Jintai New Material Co., Ltd.
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch
Tungsten	Hydrometallurg, JSC
Tungsten	Japan New Metals Co., Ltd.
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.
Tungsten	JSC "Kirovgrad Hard Alloys Plant"
Tungsten	Kenee Mining Corporation Vietnam
Tungsten	Kennametal Fallon
Tungsten	Kennametal Huntsville
Tungsten	Lianyou Metals Co., Ltd.
Tungsten	Lianyou Resources Co., Ltd.
Tungsten	LLC Vostok
Tungsten	MALAMET SMELTING SDN. BHD.
Tungsten	Malipo Haiyu Tungsten Co., Ltd.
Tungsten	Masan High-Tech Materials
Tungsten	Moliren Ltd.
Tungsten	Nam Viet Cromit Joint Stock Company
Tungsten	Niagara Refining LLC
Tungsten	NPP Tyazhmetprom LLC
Tungsten	OOO “Technolom” 1
Tungsten	OOO “Technolom” 2
Tungsten	Philippine Bonway Manufacturing Industrial Corporation
Tungsten	Philippine Carreytech Metal Corp.
Tungsten	Philippine Chuangxin Industrial Co., Inc.
Tungsten	Sanher Tungsten Vietnam Co., Ltd.
Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.
Tungsten	Plansee Composite Materials GmbH

Metal	Smelter or Refiner Facility Name
Tungsten	TANIOBIS Smelting GmbH & Co. KG
Tungsten	Tungsten Vietnam Joint Stock Company
Tungsten	Unecha Refractory metals plant
Tungsten	Wolfram Bergbau und Hutten AG
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.
Tungsten	Xiamen Tungsten Co., Ltd.
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.

* Certain suppliers reported the presence of this entity that has been sanctioned by the United States Department of Treasury, Office of Foreign Assets Control. Since virtually all of our suppliers complete the Template on the basis of all of their sales and not just sales to Sanmina, we are unable to confirm whether this or any other smelter listed above is or was active in our supply chain. Nonetheless, we are in communication with the suppliers who listed this smelter and are seeking to have this smelter removed from their supply chain to the extent that it may be included in ours.

Approximately 64% of the smelters listed above either appear on the Conformant Smelter List, have indicated they will participate in the Responsible Minerals Assurance Process or other internationally recognized responsible sourcing programs or are engaging with the RMI or such programs. For all other smelters, we have contacted them to request that they participate in the Responsible Minerals Assurance Process.

B.    Country of Origin of Necessary Conflict Minerals Contained in Sanmina Products, If Known

Below is the list of the countries reported as countries of origin by our suppliers on the Templates we collected, and therefore could be countries of origin of the Conflict Minerals used in our products in 2024.

Angola, Argentina, Armenia, Australia, Austria, Belarus, Belgium, Bermuda, Bolivia, Brazil, Burundi, Cambodia, Canada, Central African Republic, Chile, China, Colombia, Côte d'Ivoire, the Democratic Republic of the Congo, Djibouti, Ecuador, Egypt, Estonia, Ethiopia, Finland, France, Germany, Ghana, Guinea, Guyana, Hong Kong, Hungary, India, Indonesia, Ireland, Israel, Italy, Japan, Jersey, Kazakhstan, Kenya, Kyrgyzstan, Laos, Luxembourg, Madagascar, Malaysia, Mali, Mexico, Mongolia, Morocco, Mozambique, Myanmar, Namibia, Netherlands, New Zealand, Niger, Nigeria, Papua New Guinea, Peru, Philippines, Poland, Portugal, Russian Federation, Rwanda, Saudi Arabia, Sierra Leone, Singapore, Slovakia, South Africa, South Korea, South Sudan, Spain, Suriname, Sweden, Switzerland, Taiwan, Tajikistan, Tanzania, Thailand, Turkey, Uganda, United Arab Emirates, United Kingdom, United States, Uzbekistan, Vietnam, Zambia and Zimbabwe.

C.    Efforts to Determine Mine or Location of Origin

Our due diligence process includes efforts to determine the mine or location of origin of the Conflict Minerals used in our products. These efforts consisted primarily of our participation in the RBA and our review of information reported by our suppliers. As described above, the smelter information that we receive, including, when reported, mine or location of origin, is provided by our suppliers through the Template. In addition, we sought additional information on mines and locations of origin using the Conformant Smelters List. Finally, our independent supply chain consultant reviewed any additional publicly available information regarding mines and locations of origin of the Conflict Minerals used by the smelters reported to us by our suppliers.

D.    Planned Actions for the 2025 Reporting Year

•    We will continue to check all smelters identified through our due diligence process against applicable sanctions and denied parties lists in order help ensure we do not do business, even indirectly, with a sanctioned entity.

•    We will continue to seek to enhance our supplier outreach activities with the goal of increasing supplier response rates to our conflict minerals surveys.

•    We will continue to use information gathered for our 2024 Conflict Minerals reporting activities to refine the list of suppliers to which we send the Template and to focus more outreach efforts on suppliers that have in the past provided us information that required further validation.

•    We will continue working with suppliers that have provided incomplete or conflicting data on the completed Templates provided to Sanmina to improve their processes and transparency in their supply chains.